                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 SpectRx, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 SPECTRX, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1998
                             ---------------------

TO THE STOCKHOLDERS:

     Notice is hereby given that the 1998 Annual Meeting of Stockholders of SpectRx, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 27, 1998 at 10:00 a.m., local time, at the Drury Inn located at 5655 Jimmy Carter Blvd., Room 111, Norcross, Georgia 30071 for the following purposes:

          1. To elect directors of the Company.

          2. To confirm the appointment of Arthur Andersen LLP as the Company's independent accountants for the 1998 fiscal year.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 10, 1998 are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                           By Order of The Board of Directors

                                           MARK A. SAMUELS
                                           President, Chief Executive Officer
                                           and Director

Norcross, Georgia
April 24, 1998

                                   IMPORTANT

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                                 SPECTRX, INC.
                             ---------------------

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Spectrx, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Wednesday, May 27, 1998 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Drury Inn located at 5655 Jimmy Carter Blvd, Norcross, Georgia 30071. The Company's telephone number at its principal office is (770) 242-8723.

     This Proxy Statement is being mailed on or about April 24, 1998 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on April 10, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one series of common shares outstanding, designated Common Stock. At the Record Date, 7,911,189 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), were issued and outstanding and held of record by 92 stockholders.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors (Proposal One).

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares which are entitled to vote and which are present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. Any properly executed Proxy on which there are no instructions indicated about a specified proposal will be voted as follows: (i) FOR the election of the four persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the Proxy will vote the shares they represent as the Board of Directors may recommend. The persons named in the Proxy may also, at their discretion, vote the Proxy to adjourn the Annual Meeting from time to time.

     If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT 1999 ANNUAL MEETING

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company at its principal executive offices no later than December 25, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, with respect to fiscal year 1997, its officers, directors and 10% stockholders were in compliance with all applicable filing requirements.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of March 31, 1998 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of its Common Stock, (ii) each director and the nominee for election, (iii) each officer named in the Summary Compensation Table below, and
(iv) all directors, nominees for election and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 7,759,259 shares of the Company's Common Stock were issued and outstanding as of March 31, 1998.

                                                                 SHARES       APPROXIMATE
                                                              BENEFICIALLY    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNED(1)       TOTAL(2)
------------------------------------                          ------------    -----------
Entities affiliated with Hillman Medical Ventures(3)........   1,652,701         21.30%
(Charles G. Hadley)
  824 Market Street
  Suite 900
  Wilmington, DE 19801
Noro-Moseley Partners(4)....................................   1,050,631         13.54
(Jack R. Kelly, Jr.)
  4200 Northside Parkway
  Building 9
  Atlanta, GA 30327
Abbott Laboratories.........................................     500,143          6.45
  100 Abbott Park
  Road Abbott Park, IL 60064
Keith D. Ignotz(5)..........................................     477,976          6.09
Mark A. Samuels(6)..........................................     427,878          5.44
Jonathan A. Eppstein(7).....................................     238,064             *
Richard L. Fowler(8)........................................      40,610             *
Thomas H. Muller, Jr.(9)....................................      31,075             *
Robert G. Rothfritz(10).....................................      14,679             *
All directors and executive officers as a group(8
  persons)..................................................   3,933,614         48.48

---------------

   * Less than 1%
 (1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
 (2) Applicable percentage ownership is based on 7,759,259 shares of Common Stock outstanding as of March 31, 1998 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to the options currently exercisable, or exercisable within 60 days after March 31, 1998, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
 (3) Consists of 75,000 shares held by Hillman Medical Ventures 1997 L.P., 423,102 shares owned by Hillman Medical Ventures 1996 L.P., 101,860 shares owned by Hillman Medical Ventures 1995 L.P., 275,953 shares owned by Hillman Medical Ventures 1994 L.P., 714,286 shares owned by Hillman Medical Ventures 1993 L.P., 62,500 shares held by Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, Trustees of the Henry L. Hillman Trust U/A Dated 11/18/85 L.P. Charles Hadley, a director of the Company, is Vice President of Rock Hill Ventures, Inc., a Successor to Hillman Medical Ventures, Inc. Mr. Hadley disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. The general partners of the Hillman Medical Ventures partnerships are Cashon Biomedical Associates L.P. and Hillman/Dover Limited Partnership. The general partner of Hillman/Dover Limited Partnership is a wholly-owned subsidiary of The Hillman Company, a firm engaged in diversified investments and operations. The Hillman Company is controlled by Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, Trustees of the Henry L. Hillman Trust, which Trustees may be deemed the beneficial owners of the shares owned by the Hillman Medical Ventures partnerships.
 (4) Consists of 908,702 shares held by Noro-Moseley Partners. Mr. Kelly, a director of the Company, is a General Partner of Noro-Moseley partners II, L.P., and disclaims beneficial ownership of the shares held by Noro-Moseley Partners except to the extent of his proportionate partnership interest therein.
 (5) Consists of 385,809 shares held by Mr. Ignotz, 92,167 shares subject to stock options that are exercisable within 60 days of March 31, 1998.
 (6) Consists of 320,386 shares held by Mr. Samuels and 107,492 shares subject to stock options that are exercisable within 60 days of March 31, 1998.
 (7) Consists of 11,296 shares held by Mr. Eppstein, 71,429 shares held by Altea Technologies, Inc. of which Mr. Eppstein has beneficial ownership and 155,339 shares subject to stock options that are exercisable within 60 days of March 31, 1998.
 (8) Consists of 24,476 shares held by Mr. Fowler and 16,134 shares subject to stock options that are exercisable within 60 days of March 31, 1998.
 (9) Consists of 588 shares held by Mr. Muller and 30,487 shares subject to stock options that are exercisable within 60 days of March 31, 1998.
(10) Consists of 438 shares held by Mr. Rothfritz and 14,241 shares subject to stock options that are exercisable within 60 days of March 31, 1998.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     A Board of four directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holder will vote all proxies received by him to assure the election of as many of the Board of Directors' nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person's successor has been elected.

VOTE REQUIRED

     The four nominees receiving the highest number of affirmative votes of the Votes Cast shall be elected as directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

  Directors

     The directors of the Company are as follows:

                                                                                       DIRECTOR
NAME                                AGE            POSITION WITH THE COMPANY            SINCE
----                                ---            -------------------------           --------
Mark A. Samuels...................  40    President, Chief Executive Officer and         1992
                                          Director
Keith D. Ignotz...................  50    Executive Vice President, Chief Operating      1992
                                          Officer and Director
Charles G. Hadley.................  41    Director                                       1993
Jack R. Kelly, Jr.................  63    Director                                       1993

     Mark A. Samuels has served as a member of the Company's Board of Directors, President and CEO since co-founding the Company in 1992. Prior to that time, Mr. Samuels was a founder of Laser Atlanta Optics, Inc., an optical sensor company, where he held the position of President and Chief Executive Officer until 1992, and was a director until October 1996. While at Laser Atlanta Optics, Mr. Samuels focused on the development of commercial and medical applications of electro-optics. Mr. Samuels earned a B.S. in Physics and an M.S. in Electrical Engineering from Georgia Institute of Technology.

     Keith D. Ignotz has served as a member of the Company's Board of Directors and Chief Operating Officer since co-founding the Company in 1992. Formerly, Mr. Ignotz was President of Humphrey Instruments SmithKline Beckman (Japan), President of Humphrey Instruments GMBH (Germany), and Senior Vice President of Allergan Humphrey Inc., a $100 million per year medical company. Mr. Ignotz is a member of the board of directors of Vismed, Inc., an ophthalmic diagnostic products company, doing business as Dicon, and Pennsylvania College of Optometry. Mr. Ignotz earned a B.A. in Sociology and Political Science from San Jose State University and an M.B.A. from Pepperdine University.

     Charles G. Hadley has served as a member of the Company's Board of Directors since 1993. Since 1988, Mr. Hadley has been general partner of Cashon Biomedical Associates, L.P., which is the managing general partner of the Hillman Medical Ventures Partnerships. These venture firms focus on early stage medical technology. Mr. Hadley earned a B.A. from George Washington University and a J.D. and M.B.A. from Stanford University.

     Jack R. Kelly, Jr. has served as a member of the Company's Board of Directors since February, 1993. Since 1983, Mr. Kelly has been a general partner of Noro-Moseley Partners, a venture capital fund. Prior to 1983, Mr. Kelly was the Chief Operating Officer for Scientific Atlanta. Mr. Kelly is a director of Syntellect, Inc. and Novoste Corporation. Mr. Kelly earned a B.S. in Physics from Georgia State University.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1997. No director attended fewer than 75% of the meetings of the Board of Directors during the fiscal year ended. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The Audit Committee consists of directors Hadley and Kelly. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held one meeting during the last fiscal year.

     The Compensation Committee consists of directors Hadley and Kelly. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for employees of the Company and administers the Company's equity incentive plans. The Compensation Committee held two meetings during the last fiscal year.

DIRECTOR COMPENSATION

     Nonemployee directors ("Outside Directors") receive payments of $3,000 per quarter, $1,000 per meeting attended in person ($500 if attended by telephone) and $500 per committee meeting attended, up to a maximum of $20,000 per year. All directors are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Outside Directors may be granted options to purchase Common Stock under the Company's 1995 Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee makes recommendations concerning salaries, incentives and other forms of compensation for directors, officers and other employees of the company, subject to ratification by the full Board of Directors. The Compensation Committee also administers the Company's various stock plans. Until December 10, 1996, the Compensation Committee consisted of Jack R. Kelly, Jr. and Mark A. Samuels, the Company's President and Chief Executive Officer. Presently, Charles G. Hadley and Jack R. Kelly, Jr. comprise the Compensation Committee. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                                PROPOSAL NO. 2:

             CONFIRMATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, independent accountants, to audit the financial statements of the Company for the 1998 fiscal year ending December 31, 1998 and recommends that the stockholders confirm such selection. This firm has audited the Company's financial statements since the Company's inception. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of the majority of the Votes Cast will be required to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the 1998 fiscal year ending December 31, 1998.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR ENDING DECEMBER 31, 1998.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     Summary Compensation Table. The following table sets forth certain compensation paid by the Company during each of the fiscal years ended December 31, 1996 and 1997 to the Chief Executive Officer, the four other most highly compensated executive officers of the Company and certain other officers of the Company whose total annual salary and bonus for such years exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                COMPENSATION AWARDS
                                                                       --------------------------------------
                                               ANNUAL COMPENSATION     RESTRICTED   SECURITIES
                                    FISCAL     -------------------       STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR       SALARY     BONUS         AWARDS      OPTIONS     COMPENSATION
---------------------------         ------     --------   --------     ----------   ----------   ------------
Mark A. Samuels.............         1997      $161,539         --             --    120,000               --
  President and Chief                1996       150,000         --             --    114,287               --
  Executive Officer
Keith D. Ignotz.............         1997      $155,769         --             --     95,000               --
  Executive Vice President           1996       150,000         --             --     89,287               --
  and Chief Operating Officer
Thomas H. Muller, Jr........         1997      $130,000         --             --     70,000               --
  Executive Vice President,          1996         3,918(1)      --             --     60,715               --
  Chief Financial Officer
  and Secretary
Jonathan A. Eppstein........         1997      $130,000         --             --         --               --
  Vice President,                    1996        95,385         --             --         --               --
  Transdermal Systems
Richard L. Fowler...........         1997      $ 98,000         --             --     35,000               --
  Vice President,                    1996        78,872         --             --     21,429               --
  Engineering
Robert G. Rothfritz.........         1997      $ 98,000         --             --     35,000               --
  Vice President, Operations         1996        43,846(2)      --             --     21,429               --

---------------

(1) Includes salary from December 20, 1996 upon commencement of Mr. Muller's employment.
(2) Includes salary from July 8, 1996 upon commencement of Mr. Rothfritz's employment.

STOCK OPTION INFORMATION

     Option/SAR Grants in Last Fiscal Year. The following table sets forth certain information concerning stock options granted during the fiscal year ended December 31, 1997 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the following table also sets forth the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future stock prices. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock

                          OPTION GRANTS IN FISCAL 1997

                                                  INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                              ---------------------------------------------------------      VALUE AT ASSUMED
                              NUMBER OF                                                    ANNUAL RATES OF STOCK
                              SECURITIES     % OF TOTAL                                   PRICE APPRECIATION FOR
                              UNDERLYING      OPTIONS          EXERCISE                       OPTION TERM(3)
                               OPTIONS       GRANTED IN       PRICE PER      EXPIRATION   -----------------------
NAME                           GRANTED     FISCAL YEAR(1)   SHARE($/SH)(2)      DATE        5%($)       10%($)
----                          ----------   --------------   --------------   ----------   ---------   -----------
Mark A. Samuels.............   120,000          28.7%            7.50         12/10/07     566,005     1,434,368
Keith D. Ignotz.............    95,000          22.7             7.50         12/10/07     448,087     1,135,542
Thomas H. Muller, Jr........    70,000          16.7             7.50         12/10/07     330,170       836,715
Jonathan A. Eppstein........        --                             --               --          --            --
Richard Fowler..............    35,000           8.4             7.50         12/10/07     141,501       358,592
Robert G. Rothfritz.........    35,000           8.4             7.50         12/10/07     141,501       358,592

---------------

(1) Based on an aggregate of 418,000 options granted by the Company in the fiscal year ended December 31, 1997 to employees of and consultants to the Company, including the Named Executive Officers.
(2) The exercise price per share of each option was equal to the last reported sale price of the Common Stock on the date of grant.
(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. In the year ended December 31, 1997, no options were exercised by the Named Executive Officers. The following table set forth, for each of the Named Executive Officers, the fiscal year end number and value of exercisable and unexercisable options:

                      AGGREGATED OPTION EXERCISES IN 1997
                        AND 1997 YEAR-END OPTION VALUES

                                                               NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                        OPTIONS AT 12/31/97            AT 12/31/97($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                           EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   -----------   -----------   -------------   -----------   -------------
Mark A. Samuels.............       --            --          72,992        214,867        456,367        495,430
Keith D. Ignotz.............       --            --          63,616        174,243        399,642        419,655
Thomas H. Muller, Jr........       --            --          15,179        102,094         75,895        107,970
Jonathan A. Eppstein........       --            --         107,828         64,317        705,195        420,633
Richard L. Fowler...........       --            --           8,036         43,393         48,618         58,528
Robert G. Rothfritz.........       --            --           2,679         48,750         16,208         90,938

---------------

(1) Based on a value of $6.75 per share, which was the last reported sale price of the common stock on December 31, 1997.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning sales and incentive compensation for employees of and consultants to the Company. The Compensation Committee also has the authority and power to grant stock options to the Company's employees and consultants.

     The goal of the Company's compensation policies is to align executive compensation with business objectives, corporate performance, and to attract and retain executives who contribute to the long-term success and value of the Company. The Company operates under the following principles to achieve its compensation goals:

     - The Company pays competitively for experienced, highly-skilled executives:

      The Company operates in the competitive and rapidly changing medical device industry. Executive base compensation is targeted to the salary range paid to comparable executives in companies of similar size, location, and with comparable responsibilities. The individual executive's salary is reviewed annually based on individual performance, corporate performance, and the relative compensation of the individual when compared to the salary ranges of executives in other companies with similar responsibilities.

     - The Company rewards executives for superior performance:

      The Committee believes that a substantial portion of each executive's compensation should be in the form of bonuses. Executive bonuses are based on a combination of individual performance and the attainment of corporate goals. Individual performance goals are based on specific objectives which must be met in order for the Company to achieve its corporate goals. In order to attract and retain executives who are qualified to excel in the medical device industry, performance in excess of the corporate goals results in higher bonuses.

     - The Company strives to align long-term stockholder and executive interests:

      In order to align the long-term interests of executives with those of stockholders, the Company grants certain key employees, and particularly executives, options to purchase stock. Options are granted at the closing price of one share of the Company's Common Stock on the day of the date of grant and will provide value only when the price of the Common Stock increases above the exercise price. Options are subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options are granted from time to time based on individual performance and the prior level of grants.

COMPENSATION OF MARK SAMUELS, PRESIDENT AND CHIEF EXECUTIVE OFFICER

     During 1997, the compensation of Mr. Samuels was determined by applying the same criteria discussed at the beginning of this report used to determine compensation and bonuses for all executive officers. Mr. Samuel's compensation for 1997 is set forth in the Summary Compensation Table appearing on page 7.

SUMMARY

     The Committee believes that the Company's compensation policy as practiced to date by the Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company's compensation policy will evolve over time as the Company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for the Company's products.

                                          Respectfully submitted,

                                          CHARLES G. HADLEY

                                          JACK R. KELLY, JR.

     The foregoing Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of total stockholder return for holders of the Company's Common Stock from July 1, 1997, the date of the Company's initial public offering, through December 31, 1997 compared with the Nasdaq Stock Market, and the Hambrecht & Quist Healthcare Index. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical device stocks like SpectRx, Inc. are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical device stocks.



HAMBRECHT & QUIST INDEX PRODUCTS AND SERVI
1998 PROXY PERFORMANCE GRAPH DATA
MONTHLY DATA SERIES

SCALED PRICES: Stock and index prices scaled to 100 at 7

                                     Nasdaq Stock
DATES          SpectRx, Inc.          Market-U.S.           H&Q Healthcare
------         -------------         ------------           --------------
7/1/98            100.00                100.00                 100.00
Jul-97            100.00                110.56                 105.24
Aug-97             94.64                110.39                 100.59
Sep-97            107.14                116.92                 105.47
Oct-97            116.07                110.84                 100.36
Nov-97            108.93                111.39                 101.53
Dec-97             96.43                109.65                 103.82

     The information contained in the Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                              CERTAIN TRANSACTIONS

     On October 31, 1996, the Company loaned Mark A. Samuels, President, Chief Executive Officer and a director of the Company, $200,000. The loan, which was made pursuant to a promissory note secured by Common Stock of the Company and other securities, bears interest at the rate of 6.72% per year and becomes due and payable on the earlier of October 31, 2001 or 120 days after the date when he ceases to be an employee of the Company. The outstanding balance, including interest, as of March 31, 1998 was $219,040. Mark A. Samuels' largest aggregate amount of indebtedness outstanding to the Company in 1997 was approximately $215,680.

     On October 31, 1996, the Company loaned Keith D. Ignotz, Chief Operating Officer and a director of the Company, $200,000. The loan, which was made pursuant to a promissory note secured by Series B Preferred Stock of the Company and other securities, bears interest at the rate of 6.72% per year and becomes due and payable on the earlier of October 31, 2001 or 120 days after the date when he ceases to be an employee of the Company. The outstanding balance, including interest, as of March 31, 1998 was $219,040. Keith D. Ignotz's largest aggregate amount of indebtedness outstanding to the Company in 1997 was approximately $215,680.

     On June 30, 1994, the Company loaned Mark A. Samuels, President, Chief Executive Officer and a director of the Company, approximately $28,000 in connection with his purchase of Common Stock of the Company. The loan was made pursuant to a promissory note secured by the underlying stock, bears interest at the rate of 6% per year and becomes due and payable on June 30, 1999. The outstanding balance, including interest, as of March 31, 1998 was approximately $33,882.

     On June 30, 1994, the Company loaned Keith D. Ignotz, Chief Operating Officer and a director of the Company, approximately $21,000 in connection with his purchase of Common Stock of the Company. The loan was made pursuant to a promissory note secured by the underlying stock, bears interest at the rate of 6% per year and becomes due and payable on June 30, 1999. The outstanding balance, including interest, as of March 31, 1998 was approximately $25,561.

     On December 5, 1996, the Company purchased 129,000 shares of FluorRx, Inc. Series A Preferred Stock, and as of March 31, 1998 owns a 53% interest in FluorRx, Inc. Mark A. Samuels is a director of FluorRx, Inc., and Keith D. Ignotz is Vice President, Secretary and a director of FluorRx, Inc. In connection with the purchase of this stock, the Company loaned FluorRx, Inc. $100,000. This loan was made pursuant to a convertible promissory note, bore interest at the rate of 8% per year and was repaid in December 1997.

     On March 1, 1996, the Company entered into a License and Joint Development Agreement (the "Altea/Nimco Agreement") with Altea Technologies, Inc. ("Altea") and Non-Invasive Monitoring Company, Inc. ("Nimco"). Jonathan Eppstein, Vice President, Transdermal Systems of the Company, and Deborah Eppstein, Jonathan Eppstein's sister, are principals of Altea and Nimco. Pursuant to the Altea/Nimco Agreement, the Company paid royalties of $100,000 to Altea in 1997.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board may recommend or as the proxy holders, acting in their sole discretion, may determine.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO STOCKHOLDER RELATIONS, SPECTRX, INC., 6025A UNITY DRIVE, NORCROSS, GEORGIA 30071.

                                          THE BOARD OF DIRECTORS

Dated: April 24, 1998

                                                                        APPENDIX


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 SPECTRX, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1998

    The undersigned shareholder of SPECTRX, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 24, 1998 and hereby appoints Mark A. Samuels and Thomas H. Muller, Jr. and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of SPECTRX, INC. to be held on May 27, 1998 at 10:00 a.m. local time, at the Drury Inn located at 5655 Jimmy Carter Blvd., Norcross, Georgia 30071 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:

    [ ]   FOR all nominees listed below     [ ]   WITHHOLD
          (except as indicated)
    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S
    NAME IN THE LIST BELOW:
                     Mark A. Samuels, Keith D. Ignotz, Charles G. Hadley, Jack R. Kelly, Jr.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL PERIOD ENDING DECEMBER 31, 1998:

                 [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

   and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments
   thereof.                                            (Continued on other side)

(Continued from other side)

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                  Dated:                  , 1998
                                                         -----------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature

                                                  (This Proxy should be marked,
                                                  dated and signed by the
                                                  shareholder(s) exactly as his
                                                  or her name appears hereon,
                                                  and returned promptly in the
                                                  enclosed envelope. Persons
                                                  signing in a fiduciary
                                                  capacity should so indicate.
                                                  If shares are held by joint
                                                  tenants or as community
                                                  property, both should sign.)